Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered into as of June 10, 2022, by and between Revolution Medicines, Inc. (the “Company”) and Mark Goldsmith, M.D., Ph.D. (“Executive” and together with the Company, the “Parties”).

RECITALS:

WHEREAS, the Parties entered into that certain employment agreement (the “Agreement”) effective as of effective as of December 18, 2019; and

WHEREAS, the Parties desire to amend the Agreement to increase the severance payable to Executive in connection with a Covered Termination (as defined in the Agreement) during a Change in Control Period (as defined in the Agreement).

NOW, THEREFORE, in consideration of the promises, mutual covenants, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Section 6(c)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) The Company shall pay to Executive an amount equal to 2 multiplied by the sum of Executive’s Annual Base Salary and Executive’s target Annual Bonus. Such amount will be subject to applicable withholdings and payable in a single lump sum cash payment on the first regular payroll date following the date the Release becomes effective and irrevocable in accordance with Section 10(d).”

2. This Amendment, together with the Agreement (as amended hereby) and the Confidentiality Agreement (as defined in the Agreement), are intended by the Parties to be the final expression of their agreement with respect to the employment of Executive by the Company and supersede all prior understandings and agreements, whether written or oral, regarding Executive’s service to the Company. The Parties further intend that this Amendment, together with the Agreement (as amended hereby) and Confidentiality Agreement, shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Amendment, the Agreement (as amended hereby) or the Confidentiality Agreement.

3. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in the Agreement shall include the terms contained in this Amendment.

4. This Amendment may not be modified, amended, or terminated except by an instrument in writing signed by Executive and a duly authorized representative of the Company. By an instrument in writing similarly executed, Executive or a duly authorized officer of the Company, as applicable, may waive compliance by the other Party with any specifically identified provision of this Amendment that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

5. This Amendment shall be governed, construed, interpreted, and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of California, without giving effect to any principles of conflicts of law, whether of the State of California or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction.

6. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(signature page follows)

The Parties have executed this Amendment as of the date first set forth above.

REVOLUTION MEDICINES, INC.

By:	/s/ Margaret Horn

Name:	Margaret Horn, J.D.

Title:	Chief Operating Officer and General Counsel

EXECUTIVE

/s/ Mark Goldsmith
Name: Mark Goldsmith, M.D., Ph.D.